EXHIBIT 10.2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED BY MARKING SUCH PORTIONS WITH ASTERISKS (THE "MARK"). THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION WITHOUT THE MARK PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT.


                          LICENSE AND SUPPLY AGREEMENT


     This License and Supply Agreement (this "Agreement") is made and entered into on January 15, 2002 (the "Effective Date"), by and between ADVANCED TISSUE SCIENCES, INC., a Delaware corporation ("ATS"), and AQ TECHSYSTEMS, LLC, a Delaware limited liability company ("Buyer").

     WHEREAS, ATS is a leading tissue engineering company engaged in the development of human-based tissue products for therapeutic applications;

     WHEREAS, certain manufacturing processes of ATS produce an antioxidant solution ("Basic Solution") and an antioxidant solution enhanced with growth factors, soluble collagens and matrix proteins ("Enhanced Solution," together with Basic Solution, "ATS Solutions") with the properties described in Exhibit A
                                                                       ---------
hereto;

     WHEREAS, Buyer has developed systems for treating a patient's skin ("Skin Treatment Systems") to perform dermabrasion of the skin surface and related enhanced treatments with fluid or therapeutic agent delivery for the purpose of skin rejuvenation ("Skin Treatments") wherein the Buyer's systems and methods utilize an instrument that defines a working end for engaging the skin and for contemporaneously delivering a fluid agent to the skin through media entrance ports in the working end; and

     WHEREAS, Buyer wishes to obtain certain exclusive and non-exclusive rights
(i) to use the ATS Solutions as aqueous substrates to provide Skin Treatments with Buyer's patented Skin Treatment Systems to Buyer's customers within the Marketplace (as defined below); (ii) market, sell and distribute the Skin Treatment Systems combined with the ATS Solutions within the Marketplace; and
(iii) sell, market and distribute such ATS Solutions to End Users (as defined below) of Buyer's Skin Treatment Systems, and ATS is willing to grant such rights to Buyer and to supply Buyer with ATS Solutions pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises which are hereby incorporated by reference herein and the terms, covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ATS and Buyer agree as follows:

1.   DEFINITIONS
     -----------

     1.1 "Affiliate" means any company owned or controlled to the extent of at least fifty percent (50%) of its issued and voting capital by a party to this Agreement and any other company so owned or controlled (directly or indirectly) by any such company or the owner of any such company.

     1.2 "ATS Patent Rights" shall mean those inventions described in claims of the patent application(s) set forth on attached Exhibit 1.2, together with any patents that may be issued on such patent applications and any amendment, equivalent, foreign counterpart, reissue, re-exam or continuation of such patents.

     1.3  "ATS Solutions" has the meaning set forth in the Recitals above.

     1.4  "Basic Solution" has the meaning set forth in the Recitals above.

     1.5 "Contract Term" means the period commencing on the Effective Date and ending on the earlier of (i) May 31, 2005, unless this Agreement is renewed in accordance with Section 7.1 in which case, the expiration of the Renewal Term then in effect, or (ii) the date on which this Agreement is terminated pursuant to Section 7 hereof.

     1.6 "Contract Year" means each twelve (12) month period of the Contract Term commencing on June 1st and ending the following May 31st. The "First Contract Year" means the twelve (12) month period commencing June 1, 2002 and ending May 31, 2003; the "Second Contract Year" means the twelve (12) month period commencing June 1, 2004 and ending May 31, 2004; the "Third Contract Year" means the twelve (12) month period commencing June 1, 2005 and ending May 31, 2005; etc.

     1.7 "Delivery Date" means an acknowledged and confirmed date for which delivery of ATS Solutions is properly requested in a purchase order.

     1.8 "Effective Date" has the meaning set forth in the preamble to this Agreement.

     1.9 "End User" means a person or entity who has acquired from Buyer a Skin Treatment System to provide Skin Treatments and further includes the individual customers that receive a Skin Treatment within the Marketplace.

     1.10 "Enhanced Solution" has the meaning set forth in the Recitals above.

     1.11 "FDA" means the United States Food and Drug Administration or any successor agency or authority, the approval of which is required to market healthcare products in the United States.

     1.12 "First Commercial Sale" means the first commercial sale by Buyer or its sublicensees (if any) of any ATS Solutions for use in connection with the Skin Treatment System.

     1.13 "Intellectual Property Rights" means Patent rights, copyrights, trade secret rights and all other intellectual property rights of any sort.

     1.14 "ATS Inventions" means all inventions, discoveries, improvements or other technology conceived or reduced to practice during the Contract Term solely or jointly by employees or others acting on behalf of Buyer or ATS or their Affiliates solely to the extent relating to ATS Solutions, the Manufacturing Know-How of ATS Solutions or any improvements thereto.

     1.15 "Manufacturing Know-How" means all information, techniques, practices, methods, knowledge, skill and data, which are not generally known including, but not limited to, a proprietary "trade secret" or other Intellectual Property Rights, whether or not patentable or copyrightable, relating to or useful for the production, assembly, manufacture, storage and/or transport of ATS Solutions.

     1.16 "Marketplace" means any locations, entities or persons that in the past have typically acquired and operated microdermabrasion systems, and the customers thereof, for example, dermatology clinics, MD's practices or affiliated centers, health spas and beauty salons.

     1.17 "Skin Treatment System" means Buyer's patented system for performing skin surface abrasion and removal and/or fluid agent delivery to the skin with the specifications and covered by the Patent(s) and/or patent application(s) set forth in Exhibit B attached hereto.

     1.18 "Patent(s)" means all patents, both foreign and domestic (including without limitation, all substitutions, extensions, reissues, renewals, registrations, confirmations, reexaminations, patents of addition, supplementary protection certificates and inventors' certificates thereof), and all patent applications (including provisional applications, divisionals, continuations and continuations-in-part), heretofore or hereafter filed or having any legal force in any country, together with any patents that have issued or in the future issue therefrom.

     1.19 "Skin Treatments" means Buyer's methods of performing dermabrasion of the skin surface and related enhanced skin treatments with fluid agent delivery for the purpose of skin rejuvenation wherein the Buyer's systems and methods utilize an instrument that defines a working end for engaging the skin and for contemporaneously delivering a fluid agent to the skin through media entrance ports in the working end.

     1.20 "Territory" shall mean the United States and Japan.

2.   License.
     --------

     2.1 License Grants. Subject to the terms and conditions of this Agreement,
         --------------
ATS hereby grants to Buyer, under the ATS Patent Rights (excluding those relating to any Inventions), a limited, nontransferable, nonassignable, nonsublicensable (except as permitted in this Section 2.1), terminable, exclusive license for the Contract Term and solely within the Territory, (i) to use the ATS Solutions solely in the Marketplace and solely as aqueous substrates in connection with Buyer's provision of Skin Treatments with the Skin Treatment System; (ii) to sell, offer for sale, market and distribute the ATS Solutions as combined with the Skin Treatment System within the Marketplace where such ATS Solutions are used solely as aqueous substrates for the provision of Skin Treatments in the Marketplace; and (iii) to sell, offer for sale, market and distribute the ATS Solutions to End Users, which distribution in part may be in cooperation with a Distribution Partner of Buyer as described in Section 4.2, solely for use in the Marketplace and solely as aqueous substrates in connection with such End User's provision of such Skin Treatments ("License"). The License set forth above will only be sublicensable with ATS' prior written approval, which approval may be withheld at ATS' sole and absolute discretion,except for Buyer's rights relating to a Distribution Partner as described in Section 4.2.

     2.2 Territory Right of First Negotiation. During the Contract Term, in the
         ------------------------------------
event ATS desires to grant to a non-Affiliate third party the right and license to use, sell, offer for sale, market and/or distribute the ATS Solutions outside the Territory for use in the Marketplace and in connection with the provision of skin treatments with skin treatment systems, ATS shall promptly notify Buyer in writing under duties and terms of confidentiality and offer to Buyer the right of first negotiation to negotiate with ATS a definitive agreement to obtain license rights for such geographical locations outside the Territory and to have ATS supply ATS Solutions to Buyer for such purposes ("Territory Right of First Negotiation"). Such notice shall describe in reasonable detail the nature of such license rights, including without limitation the proposed geographical location(s). Buyer shall have a period of thirty (30) days from receipt of ATS' notice to determine whether it desires to exercise its Territory Right of First Negotiation. In the event Buyer desires to exercise its Territory Right of First Negotiation, it shall notify ATS in writing and the parties shall promptly negotiate in good faith definitive agreements for such license rights and ATS' supply of such ATS Solutions. In the event definitive agreements have not been entered into by the parties within ninety (90) days of ATS' receipt of Buyer's notification of its exercise of its

Territory Right of First Negotiation, ATS shall be free to enter into negotiations with another party without any further obligation to Buyer.

     2.3 Retained Rights. This Agreement will not prevent ATS from licensing the
         ---------------
ATS Solutions for use and sale outside of the Marketplace or, except as set forth in Section 2.2, outside the Territory. Nothing herein shall be construed as limiting in any manner ATS' marketing, distribution, development or licensing activities or ATS' appointment of other dealers, distributors, licensees or agents for sale or use of ATS Solutions or other ATS products outside of the Marketplace. Except for the License granted to Buyer hereunder, as between the parties, ATS retains all right, title and interest in and to the Intellectual Property Rights (including without limitation, the ATS Patent Rights) covering the ATS Solutions.

     2.4 ATS Inventions. Buyer agrees to promptly disclose any ATS Invention
         --------------
conceived or reduced to practice by Buyer (or any employee or other party acting on behalf of Buyer) during the Contract Term. Notwithstanding anything to the contrary contained herein, Buyer understands and agrees that it shall have no right or license to use any such ATS Inventions (or any Intellectual Property Right of ATS covering such Inventions) without obtaining the prior written consent of ATS, which consent may be withheld in ATS' sole discretion. In the event that ATS grants its written consent to Buyer to use such ATS Inventions, the use of such Inventions by Buyer shall be subject to the license terms and conditions set forth in such written consent.

3.   SALE AND PURCHASE OF ATS SOLUTIONS.
     ----------------------------------

     3.1  Exclusive Supplier Arrangement.
          ------------------------------

          3.1.1 Subject to the provisions of Section 7 hereof, so long as this Agreement shall remain in effect, Buyer agrees to satisfy solely through Buyer's purchase of the ATS Solutions under this Agreement, 100% of Buyer's and Buyer's sublicensees' (if any) requirements of solutions containing antioxidants or growth factors for use as substrates for the Skin Treatment System and that it shall not (and shall cause its sublicensees, if any, not to), directly or indirectly, use, sell offer for sale, market or distribute any solution having similar constituents as the Basic Solution or Enhanced Solution for use in connection with its Skin Treatment System. In this Section 3.1.1, the terms relating to solutions containing antioxidants or growth factors does not extend to solutions designed for chemical peeling of skin, for antibiotic effects, for anti-inflammatory effects, for anti-fungal effects, for anesthetic effects or for other medical purposes wherein such solutions may contain compositions that provide some incidental antioxidant effects or contain incidental constituents described as growth factors.

          3.1.2 Subject to the terms and conditions of this Agreement (including, without limitation, Section 5.1), ATS shall not during the Contract Term sell ATS Solutions or any other solution containing antioxidants and/or growth factors to any non-Affiliate third party for use as an aqueous substrate in connection with the provision of any dermabrasion or related skin treatment with a microdermabrasion system or any other skin treatment system that utilizes an instrument having a working end for engaging the skin and for contemporaneously delivering a fluid agent to the skin through media entrance ports in the working end within the Marketplace within the Territory ("Supply Restriction"). ATS, within the limitations contained in this Section 3, agrees to use commercially reasonable efforts to sell to Buyer such quantities of ATS Solutions as Buyer may require during the Contract Term. It is understood that ATS shall have the right in connection with its supply obligations hereunder to contract with respect to the manufacture of the ATS Solutions with such third parties as ATS deems advisable in its sole discretion

     3.2  Quantity; Forecasts.
          -------------------

          3.2.1 With respect to the purchase of the ATS Solutions under this
Section 3, Buyer shall deliver to ATS: (i) a rolling twelve (12) month forecast of Buyer's quantity requirements for ATS Solutions on the first day of each calendar quarter, with the first calendar quarter commencing on June 1, 2002; and (ii) at least at the beginning of one (1) full calendar quarter prior to the calendar quarter in which the First Commercial Sale is projected to occur, Buyer's firm purchase order and Delivery Dates for ATS Solutions for such calendar quarter, which shall be subject to acceptance by ATS, which acceptance shall not be unreasonably withheld. Thereafter, Buyer shall deliver to ATS at the beginning of each calendar quarter, Buyer's firm purchase order and Delivery Date for ATS Solutions for the next calendar quarter following such calendar quarter, which shall be subject to acceptance by ATS, which acceptance shall not be unreasonably withheld. If a required forecast or purchase order for a quarter is not timely submitted for the ATS Solutions, the immediately preceding forecast for that quarter shall become the new forecast or purchase order; if there is no preceding forecast for a quarter, the forecast or purchase order for the immediately preceding quarter shall become the forecast or purchase order.

          3.2.2 For each forecast of ATS Solutions following the first such forecast delivered by Buyer, the amount of any ATS Solutions forecasted for delivery in the first quarter of the four (4) calendar quarters forecasted shall not be less then seventy percent (70%) nor more than one hundred thirty percent (130%) of the most recent previous forecast for such quarter. In addition, no firm purchase order for a particular quarter shall cover an amount of ATS Solutions greater than one hundred twenty-five percent (125%) or less than seventy-five percent (75%) of the amount of ATS Solutions ordered for the previous quarter.

          3.2.3 The total amount of ATS Solutions ordered by Buyer for delivery in any calendar quarter for which a purchase order is required may not be less than eighty-five percent (85%) of Buyer's most recent forecast of its requirements for ATS Solutions for such quarter. In addition, ATS will not be obligated to supply more than one hundred fifteen percent (115%) of Buyer's most recent forecast of its requirements for ATS Solutions for such quarter. If Buyer's ATS Solutions requirement for any quarter exceeds 115% of Buyer's most recent forecast of its requirements for ATS Solutions for such calendar quarter, ATS and Buyer will discuss in good faith the additional amount, if any, which ATS is willing to accept to supply consistent with its other obligations and Buyer will adjust its purchase order accordingly. Buyer shall indemnify ATS and reimburse it promptly upon request for all reasonable out-of-pocket costs and expenses, including the cost of carrying increased inventory, to the extent caused by any deviation in order quantities from the limits imposed by the preceding sentence, and ATS will act reasonably to mitigate any such costs and expenses.

          3.2.4 Buyer's forecasts and purchase orders shall reflect its good faith expectations of customer demand and Buyer shall act in a commercially reasonable manner to schedule orders to avoid creating production capacity problems for ATS as determined in the sole discretion of ATS.

          3.2.5 Notwithstanding the foregoing, in the event that the total aggregate amount of ATS Solutions for which firm purchase orders have been received by ATS from all of ATS' customers (including Buyer) in any quarter is greater than ATS' available inventory of ATS Solutions for such quarter, then Buyer shall be entitled only to its pro-rata portion of the available ATS Solutions as determined by multiplying the amount of ATS Solutions for which firm purchase orders have been received by ATS from Buyer for such quarter by a fraction, the numerator of which is the amount of ATS Solutions for which firm purchase orders have been received by ATS from Buyer for such quarter and the denominator of which is the aggregate total of ATS Solutions for which firm purchase orders have been received by ATS from all of ATS' customers (including Buyer) for such quarter.

     3.3  Supply Price.
          ------------

          3.3.1 Subject to discounts that ATS may apply pursuant to Section
3.3.2 below, Buyer shall purchase quantities of ATS Solutions from ATS at the following prices ("Purchase Prices"):

                3.3.1.1 With respect to the purchase of Basic Solution, Buyer shall pay to ATS an amount equal to [** ] per liter.

                3.3.1.2 With respect to the purchase of Enhanced Solution, Buyer shall pay to ATS an amount equal to [** ] per liter.

          3.3.2 ATS shall provide Buyer discounts on the Purchase Prices as follows:

                3.3.2.1 Upon the purchase of a total of [**   ] liters of Basic
Solution and/or Enhanced Solution by Buyer, ATS shall apply a [**] discount from the Purchase Prices set forth in Section 3.3.1 on future purchases of ATS Solutions.

                3.3.2.2 Upon the purchase of a total of [**   ] liters of either
Basic Solution and/or Enhanced Solution by Buyer, ATS shall apply a [**] discount from the Purchase Prices set forth in Section 3.3.1 on future purchases of ATS Solutions.

          3.3.3 The parties hereto acknowledge and agree that the pricing set forth in Section 3.3.1 above assumes that Buyer shall purchase Enhanced Solution and Basic Solution from ATS at a ratio equal to 2:1, at minimum. In the event that Buyer's purchasing activities during any two consecutive calendar quarters does not satisfy this ratio, ATS shall have the right to adjust the Purchase Price of the Basic Solution upwards effective on the first day of the following calendar quarter, not to exceed 90% of the Purchase Price of the Enhanced Solution. Notwithstanding the foregoing, no change in the Purchase Price shall impact any purchase order submitted by Buyer and accepted by ATS hereunder prior to the Purchase Price adjustment.

          3.3.4 Buyer shall pay to ATS the Purchase Prices for the ATS Solutions within thirty (30) days of the date of ATS' invoice to Buyer therefor.

     3.4  Delivery.
          --------

          3.4.1 All ATS Solutions delivered to Buyer shall be F.O.B. ATS' plant or other place of shipment as determined by ATS. ATS shall use its commercially reasonable efforts to deliver the ATS Solutions within ten (10) days of the applicable Delivery Dates and, upon Buyer's reasonable request, shall assist Buyer, at Buyer's sole cost and expense, in arranging any desired insurance (in amounts that Buyer shall determine) and transportation, via air freight unless otherwise specified in writing, to any destinations specified in writing from time to time by Buyer (subject to Section 11.12). All customs, duties, costs, taxes, insurance premiums and other expenses relating to such transportation and delivery shall be at Buyer's expense.

          3.4.2 ATS shall use the packaging methods and containers as determined by ATS unless Buyer provides to ATS written specifications therefor, in which case, if such packaging and container specifications are acceptable to ATS, ATS shall, at Buyer's additional cost and expense, use such specified packaging methods and containers.

     3.5  Rejection of ATS Solutions in Case of Nonconformity.
          ---------------------------------------------------

          3.5.1 Subject to Section 3.5.2 hereof, Buyer may reject any portion of any shipment of ATS Solutions which is not conforming in all material respects with the specifications contained in Exhibit A hereto. In order to reject a shipment, Buyer must (i) give written notice to ATS of Buyer's intent to reject the shipment within fifteen (15) days of receipt of the ATS Solutions together with a detailed written indication of the reasons for such possible rejection, and (ii) as promptly as reasonably possible thereafter but in any event within an additional thirty (30) days, provide ATS with written notice of final rejection and the full basis therefor. After notice of intention to reject is given, Buyer shall fully cooperate with ATS in ATS' determination of whether rejection is necessary or justified. If no such written notice of intent to reject is timely received by ATS, Buyer shall be deemed to have accepted such shipment of ATS Solutions for all intent and purposes.

          3.5.2 If ATS disagrees with any alleged nonconformity, then an independent laboratory (or other expert) of recognized repute, selected by ATS and reasonably acceptable to Buyer, shall analyze a sample or such other portions of a shipment, furnished by Buyer from the shipment received by Buyer, as may be necessary to substantiate whether the shipment rejected by Buyer conformed (or not) to the specifications. The laboratory (or expert) shall use such procedures and tests as the laboratory may consider necessary or appropriate to reach a conclusion. Both parties agree to cooperate with the independent laboratory's reasonable requests for assistance in connection with its analysis hereunder. Both parties shall be bound by the laboratory's results of analysis, which, absent manifest error, shall be deemed final as to any dispute over compliance of the shipment of ATS Solutions with the specifications. The costs incurred by the laboratory shall be borne by the losing party. If the independent laboratory determines that the shipment of ATS Solutions is conforming, then Buyer shall be responsible for the purchase price for the allegedly nonconforming shipment of ATS Solutions, as well as, upon receipt and acceptance by Buyer in accordance with the procedures (and at the same price charged in the original shipment) set forth herein, the replacement shipment of ATS Solutions.

          3.5.3 On properly rejected ATS Solutions ATS shall provide replacement ATS Solutions at the time it is ultimately rejected, provided that if ATS disputes the rejection, replacement shall be made, if at all, at the time the dispute is finally resolved in accordance with Section 3.5.2. ATS shall notify Buyer as promptly as reasonably possible whether it accepts Buyer's basis for rejection.

          3.5.4 Buyer shall, upon receipt of ATS' request for return, promptly dispatch said batch to ATS, at ATS' cost. If ATS does not request the return to it of a rejected batch within ninety (90) days of receipt of Buyer's notice of rejection, Buyer shall destroy such batch promptly and provide ATS with written certification of such destruction.

     3.6  Buyer's Obligations. Buyer agrees:
          -------------------

          3.6.1 to ascertain and comply with all applicable laws and regulations and standards of industry or professional conduct (including without limitation the FDA and any agency outside of the United States which is comparable to the
FDA) in connection with the use, distribution and/or promotion of the ATS Solutions as contemplated herein, including without limitation, those applicable to exportation, importation, product claims, labeling, approvals, registrations and notifications;

          3.6.2 to obtain and maintain at its sole expense any applicable approvals, authorizations, registrations, notifications or the like, in the United States and any countries where such approvals are legally required, by the appropriate governmental entity or entities with regard to the use of the ATS Solutions as contemplated under this Agreement and the marketing, using, selling, pricing, labeling or otherwise promoting or making claims regarding the ATS Solutions or their uses or reimbursement therefor in the Marketplace. Buyer acknowledges and agrees that its right under this Agreement to commercialize the ATS Solutions as a substrate for its Skin Treatments using the Skin

Treatment Systems is subject to completion of regulatory review and clearance if any are required by applicable law. Buyer shall not file any application or document or conduct any study associated with obtaining or maintaining such approvals, authorities, registrations, notifications or the like without ATS' prior written consent, which consent shall be withheld at ATS' sole discretion. To the extent allowed by law (i) all approvals, authorizations, registrations, notifications and the like (and all documents, applications and information related thereto) and all rights thereunder or thereto directly relating to the ATS Solutions shall be solely owned by and in the name of ATS, and (ii) all approvals, authorizations, registrations, notifications, and the like (and all documents, applications and information related thereto) and all rights thereunder or thereto relating to the Skin Treatment System shall be solely owned by and in the name of Buyer. Buyer will provide ATS with any information regarding the foregoing that ATS may request reasonably (with English translations);

          3.6.3 to immediately notify ATS of any adverse or unexpected results, any complaints about the Skin Treatment System and the use of the ATS Solutions as contemplated under this Agreement or any actual or potential government action relevant to the Skin Treatment System and the use of the ATS Solutions as contemplated under this Agreement (but in no event later than twenty-four (24) hours after any such government action) and, if and to the extent requested by ATS in writing, to suspend use and distribution of the ATS Solutions; provided that should the suspension continue for more than thirty (30) days, ATS will repurchase the ATS Solutions in Buyer's inventory at the Purchase Price paid for such ATS Solutions;

          3.6.4 to keep (and make reasonably available for ATS' use and copying) for five (5) years after termination of this Agreement (or longer if required by applicable law) records relating to Skin Treatments using ATS Solutions and sales of ATS Solutions sufficient to adequately administer a recall of any ATS Solutions and to cooperate fully in any decision by ATS to recall the ATS Solutions;

          3.6.5 that upon termination of the license set forth in Section 2.1, if Buyer has any right, title or interest in any approvals, authorizations, registrations, notifications and the like (and all documents, applications and information related thereto) referred to in Sections 3.6.1 or 3.6.2 related to the ATS Solutions it will immediately assign all such right, title and interest to ATS and take all necessary action to ensure that ATS obtains the full benefit thereof or, if ATS so requests in writing with respect to any such item, take any necessary action to surrender and cancel such item and the related rights, title and interest;

          3.6.6 except as limited by applicable law, Buyer shall not, directly or indirectly, sell the ATS Solutions to any third party outside of or for use outside of the Marketplace; and

          3.6.7 to provide to ATS and make available for ATS (and/or its Affiliates) to use, all clinical and other data generated by Buyer related to the ATS Solutions, including without limitation, information related to the use of ATS Solutions as substrates for Skin Treatments.

     3.7  ATS' Obligations. ATS agrees:
          ----------------

          3.7.1 to immediately notify Buyer of any actual or potential government action relevant to ATS Solutions; and

          3.7.2 to provide available data to Buyer related to ATS Solutions and to provide for the use of such data by Buyer to the extent the control and use of such data is within ATS' control.

     3.8  Mutual Obligations.
          ------------------

          3.8.1 ATS agrees to promptly communicate in writing to Buyer all information that comes to its attention pertaining to any adverse reaction, product anomalies, stability problems or complaints having a material bearing on the ATS Solutions. Buyer agrees to promptly communicate in writing to ATS all information which comes to its attention pertaining to any adverse reactions, product anomalies, stability problems or complaints relative to or having a bearing on the ATS Solutions alone or used in connection with its Skin Treatment System (or any constituent components). Buyer and ATS shall each use commercially reasonable efforts to cooperate and to promptly identify and resolve any such problems. In the event of a recall of any batch(es) of any of ATS Solutions solely as a result of deficiencies in the ATS Solutions (unmodified and unadulterated as delivered to Buyer by ATS hereunder), ATS shall bear the expense of such recall. In all other events, Buyer shall bear the expense of such recall.

          3.8.2 Each party shall maintain in full force and effect all necessary licenses, permits and other authorizations required by law to carry out its duties and obligations under this Agreement. Each party shall comply with all laws, ordinances, rules and regulations (collectively, "Laws") applicable to its activities under this Agreement. Buyer and ATS each shall keep all records and reports required to be kept by applicable Laws. The parties will reasonably cooperate with one another with the goal of ensuring full compliance with Laws, including without limitation providing such letters, documentation and other information on a timely basis as the other party may reasonably require to fulfill its reporting and other obligations under applicable Laws to applicable regulatory authorities. Except for such amounts as are expressly required to be paid by a party to the other under this Agreement, each party shall be solely responsible for any costs incurred by it to comply with its obligations under applicable Laws.

          3.8.3 Buyer and ATS each hereby agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or proper to make effective the transactions contemplated by this Agreement, including such actions as may be reasonably necessary to obtain approvals and consents of governmental or other regulatory authorities; provided, however, that no party shall be required to
(i) pay money (other than as expressly required pursuant to this Agreement), or
(ii) assume any other material obligation not otherwise required to be assumed by this Agreement.

     3.9  Limitation of Liability. ATS' LIABILITY FOR DAMAGES FROM ANY CAUSE OF
          -----------------------
ACTION WHATSOEVER RELATING TO ATS' AGREEMENT TO SUPPLY TO BUYER SUCH QUANTITIES OF ATS SOLUTIONS AS BUYER MAY REQUIRE SHALL BE LIMITED TO THE AMOUNT PAID BY BUYER FOR THE ATS SOLUTIONS FOR THE PRIOR CONTRACT YEAR.

4.   COMMERCIALIZATION, MARKETING AND PROMOTION
     ------------------------------------------

     4.1  Commercialization. Except as described elsewhere in this Section 4,
          -----------------
all decisions regarding commercialization, including without limitation, pricing and terms of sale with respect to the ATS Solution in connection with Skin Treatment Systems and Skin Treatments, shall be determined by Buyer in its sole discretion. Buyer agrees to use diligent efforts to promote and market the ATS Solutions under its License during the Contract Term. Buyer acknowledges that its ability to commercialize the ATS Solutions is limited to the Marketplace.

     4.2  Distribution Partner. Buyer shall have the right to enter into one
          --------------------
or more Sales/Distribution Agreements with one or more third-party marketing partners to distribute, market or co-market the ATS Solutions within the Marketplace in the Territory in accordance with the License granted to Buyer in
Section 2.1, with the consent of ATS, which will not be unreasonably withheld. Prior to entering in to any such Sales/Distribution Agreement, Buyer will inform ATS of the identity of any such third-party, and ATS will inform Buyer within in 10 days thereafter of its consent.

     4.3  Use of ATS Name and ATS Marks. Buyer agrees that all packaging and
          -----------------------------
printed promotional materials to be used in connection with the ATS Solutions and containing any reference to ATS or to ATS' marks shall be submitted to ATS for prior written approval. Buyer acknowledges and agrees that all rights to ATS' corporate name and its marks are owned exclusively by ATS worldwide and that Buyer shall not directly or indirectly challenge ATS' exclusive ownership rights therein or take any action to impair ATS' rights therein. Subject to the terms and conditions of this Agreement, ATS hereby grants to Buyer a limited right and license (including the right to grant sublicenses in accordance with sublicensing activities permitted under licenses granted to Buyer in Section 2.1 hereof) to use ATS' corporate name and/or the marks identified in Exhibit C during the Contract Term, solely (i) (A) in accordance with any trademark use and/or corporate identity use guidelines provided by ATS to Buyer; and (B) as reasonably necessary for the exercise of rights granted to Buyer by ATS pursuant to Section 4.1 hereof; or (ii) otherwise as agreed in writing by ATS.

     4.4  Promotional Material. In addition to the obligations set forth in
          --------------------
Section 4.3, Buyer agrees to deliver to ATS, upon ATS' request, copies of all advertising, promotional and other printed materials used in connection with the promotion, marketing and sale of the ATS Solutions.

     4.5  Marketing Development. ATS shall, for the Contract Term, commit five
          ---------------------
(5) hours of one (1) appropriate, as determined by ATS, individual personnel of ATS per month to support studies and other market development activities of Buyer relating to ATS Solutions, which activities shall be subject to the prior written approval of ATS.

5.   EXCLUSIVITY MINIMUMS; PAYMENT METHOD.
     ------------------------------------

     5.1  Minimum Thresholds. Beginning June 1, 2003, in the event that Buyer
          ------------------
does not purchase quantities of ATS Solutions equal to or greater than the Exclusivity Threshold (as defined below), then the Supply Restriction imposed on ATS pursuant to Section 3.1.2 shall automatically become null and void and of no further force or effect for the remainder of the Contract Term and ATS shall have the right at its option to terminate this Agreement, effective immediately upon notice to Buyer. The "Exclusivity Threshold" shall be determined according to the following schedule:



       Contract Year           Annual Minimum            Quarterly Minimum
    -------------------     --------------------      -----------------------
    First Contract Year        [**  ] liters              N/A

    Second Contract Year       [**   ] liters            [**  ] liters

    Third Contract Year        [**   ] liters            [**  ] liters
    and, in the event of
    any renewal of this
    Agreement, each Contract
    Year thereafter


     5.2  Payments Based on Buyer's Retail Prices. In addition to the prices
          ---------------------------------------
payable by Buyer to ATS for the purchase of ATS Solutions under Section 3.3, in the event that the retail price charged by Buyer (or its sublicensees, if any) for Buyer's distribution of ATS Solutions as permitted in this Agreement ("Actual Retail Price") exceed [** ] per [**] ml of Basic Solution or [** ] per [**] ml of

Enhanced Solution, as applicable, (each, "Assumed Retail Price"), Buyer shall pay to ATS an amount equal to 25% of the difference between the Assumed Retail Price and the Actual Retail Price. Any such payments due to ATS under this
Section 5.2 shall be payable on a quarterly basis with the first payment due July 1, 2002 and subsequent payments due at the beginning of each calendar quarter thereafter.

     5.3  Method of Payment. Except as otherwise set forth in this Agreement or
          -----------------
directed by ATS in writing to Buyer, all payments due under this Agreement to ATS shall be paid by Buyer to ATS by wire transfer of immediately available United States dollars in the requisite amount to such bank account as ATS may from time to time designate by notice to Buyer.

6.   INFORMATION AND REPORTING OBLIGATIONS
     -------------------------------------

     6.1  Sales Reports. Buyer will provide a report to ATS no later than the
          -------------
fifth (5th) business day of each month starting on the month following the month during which the First Commercial Sale took place, which report shall show (a) the quantity of ATS Solutions sold by Buyer during the prior month, (b) the retail price charged for such ATS Solutions sold, and (c) the gross revenue generated from such sale.

     6.2  Records. Buyer shall keep books and records accurately showing the use
          -------
and sale of ATS Solutions under the terms of this Agreement for a period of two
(2) years following the calendar year in which the treatment was made. Upon written request and after reasonable notice, Buyer shall permit an independent, nationally recognized certified public accountant selected by ATS ("Accountant") to inspect such books and records after notice at reasonable times for the purpose of verifying the accuracy of the monthly reports and the payments due; provided, however, there shall not be more than two (2) such inspections per calendar year. The fees and expenses of the Accountant performing such an examination shall be borne by ATS; provided, however, that if errors of two percent (2%) or more in ATS' favor are discovered as a result of such examination, Buyer shall reimburse ATS for the fees and expenses of such examination and pay the deficiency (with interest) immediately. As a condition to such examination, the Accountant shall execute a written agreement, reasonably satisfactory in form and substance to Buyer, to maintain in confidence all information obtained during the course of any such examination except for disclosure to ATS as necessary for the above purpose. The opinion of the Accountant shall be binding on the parties hereto.

7.   TERMINATION, RIGHTS AND OBLIGATIONS UPON TERMINATION
     ----------------------------------------------------

     7.1  Term. Unless terminated by ATS pursuant to Section 5.1 of this
          ----
Agreement, or either party pursuant to this Section 7, this Agreement shall commence on the Effective Date and continue in effect until May 31, 2005 (the "Initial Term"). At the option of Buyer and provided that the Exclusivity Threshold is satisfied by Buyer during the Initial Term and each Renewal Term (as defined below) hereof, Buyer shall have the option (the exercise of which shall be made by Buyer providing written notice to ATS thereof no later than thirty (30) days prior to the expiration of the Initial Term or any Renewal Term then in effect) to renew this Agreement for subsequent two (2) year terms (each, a "Renewal Term") following the Initial Term.

     7.2  Termination by ATS. In the event the First Commercial Sale does not
          ------------------
occur on or before December 1, 2002, ATS may terminate this Agreement at any time before January 1, 2003, with thirty (30) days prior written notice.

     7.3  Termination by Mutual Agreement. This Agreement may be terminated upon
          -------------------------------
mutual written agreement between the parties.

     7.4  Termination for Default. If either party materially defaults in the
          -----------------------
performance of any material agreement, condition or covenant of this Agreement, and such default or noncompliance shall not have been remedied, or steps initiated to remedy the same to the other party's reasonable satisfaction, within ninety (90) days (or ten (10) days in the case of non-payment) after receipt by the defaulting party of a notice thereof from the other party, the party not in default may terminate this Agreement.

     7.5  Failure to Meet Minimum Thresholds. Buyer's failure to meet the
          ----------------------------------
Exclusivity Threshold set forth in Section 5.1 of this Agreement shall permit ATS to terminate this Agreement as set forth therein.

     7.6  Rights and Obligations on Expiration or Termination. Except to the
          ---------------------------------------------------
extent expressly provided to the contrary, the following provisions shall survive the termination of this Agreement: Sections 3.6.3-3.6.7, Section 3.9,
Section 5, Section 6, Section 7.7, Section 8, Section 9 and Section 11. Any rights of ATS to payments accrued through termination as well as obligations of the parties under firm purchase orders for purchase and delivery of ATS Solutions at the time of such termination shall remain in effect, except that in the case of termination under Section 7.5, ATS may elect whether obligations under firm purchase orders will remain in effect. ATS shall have the option, in its sole discretion, to repurchase from Buyer all or any portion of Buyer's remaining inventory of ATS Solutions at the Purchase Price paid by Buyer (the "Repurchase Right"). If ATS does not exercise its Repurchase Right or does not repurchase all of Buyer's inventory of ATS Solutions within thirty (30) days of termination of this Agreement, then Buyer shall, at ATS' written request, destroy all remaining inventory of ATS Solutions. Upon termination or expiration of this Agreement, each party shall cease all use of the Confidential Information of the other party and, at the direction of the other party, either return to the other party or destroy any and all such Confidential Information.

8.   CONFIDENTIALITY; OWNERSHIP
     -------------------------

     8.1  Confidentiality.
          ---------------

          8.1.1 Nondisclosure and Nonuse Obligations. Except as otherwise
                ------------------------------------
provided in this Section 8, each party shall maintain in confidence, and use only for purposes of this Agreement, all Confidential Information of the other party. "Confidential Information" of Buyer shall mean all chemical formulas, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions, designs, patent applications, schematics, and other business, financial, customer and product development plans, forecasts, strategies and information and data, whether disclosed prior to or after the date of this Agreement and whether disclosed in written, electronic or oral form, by Buyer to ATS under this Agreement and marked "Confidential." "Confidential Information" of ATS shall mean all cell lines, biological materials, chemical formulas, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions, schematics, and other business, financial, customer and product development plans, forecasts, strategies and information and data, whether disclosed prior to or after the date of this Agreement and whether disclosed in written, electronic or oral form, (a) that constitutes, embodies or relates to any portion of ATS Solutions, or (b) all cell lines, biological materials, chemical formulas, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions, schematics, and other business, financial, customer and product development plans, forecasts, strategies and information and data not described in clause (a) above but supplied by ATS to Buyer under this Agreement and marked "Confidential."

          8.1.2 Permitted Disclosures. To the extent it is reasonably necessary
                ---------------------
or appropriate to fulfill its obligations or exercise its rights under this Agreement, (i) a party may disclose Confidential Information it is otherwise obligated under this Section 8.1 not to disclose to its Affiliates, sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis, provided that such persons have entered into a written agreement obligating them to keep the Confidential Information confidential and not use the Confidential Information for the same time periods and to the same extent as such party is required under this Agreement; and (ii) a party may disclose such Confidential Information to government or other regulatory authorities to the extent that such disclosure is required by applicable law, regulation or court order, or is reasonably necessary to obtain Patents or authorizations to conduct clinical trials with, and to commercially market the Licensed Product, provided that the disclosing party shall provide written notice to the other party and sufficient opportunity to object to such disclosure or to request confidential treatment thereof.

          8.1.3 Information that is Not Confidential. The obligation not to
                ------------------------------------
disclose or use Confidential Information shall not apply to any part of such Confidential Information that (i) is or becomes patented, published or otherwise part of the public domain other than by acts of the party obligated not to disclose such Confidential Information or its Affiliates, sublicensees, consultants, outside contractors or clinical investigators in contravention of this Agreement; (ii) is disclosed to the receiving party or its Affiliates, sublicensees, consultants, outside contractors or clinical investigators by a third party, provided such Confidential Information was not obtained by such third party directly or indirectly from the other party under this Agreement on a confidential basis; or (iii) prior to disclosure under this Agreement, was already in the possession of the receiving party or its Affiliates, sublicensees, consultants, outside contractors or clinical investigators, provided such Confidential Information was not obtained directly or indirectly from the other party under this Agreement. Notwithstanding the foregoing, all Confidential Information designated as owned by or assigned to a party in connection with this Agreement shall be deemed Confidential Information of such party and exception (iii) above will not be applicable thereto.

          8.1.4 Injunctive Relief. Each party acknowledges and agrees that due
                -----------------
to the unique nature of the other's Confidential Information, there can be no adequate remedy at law for any breach of its obligations under this Section 8.1 and, therefore, that upon any such breach or threat thereof, the other party shall be entitled, notwithstanding anything to the contrary in this Agreement, to injunctive relief and other appropriate equitable relief in addition to whatever remedies it may have at law from any court of competent jurisdiction in any jurisdiction authorized to grant the relief necessary to prohibit the breach or threatened breach.

          8.1.5 Terms of this Agreement. Buyer shall not disclose any terms or
                -----------------------
conditions of this Agreement to any third party without the prior consent of ATS, except as required by applicable law, regulation or court order, provided that Buyer shall provide written notice to ATS and sufficient opportunity to object to such disclosure or to request confidential treatment thereof. Any public announcement or press release relating to this Agreement and the transactions contemplated herein by Buyer shall be mutually agreed upon by both parties.

          8.1.6 Disclosure. Should Buyer be required by law to make a public
                ----------
disclosure about this Agreement, then Buyer may do so; provided, however, it gives at least five (5) business days prior written notice to ATS and, during such five (5) day period, allow ATS to comment on the proposed disclosure and incorporate ATS' comments in such disclosure. Otherwise, Buyer shall not make any press release or other public disclosure of the terms or conditions of this Agreement without the prior written consent of ATS.

     8.2  Ownership. As between the parties, ATS exclusively shall have all
          ---------
right, title and interest (including all Intellectual Property Rights throughout the world) in any ATS Inventions, the ATS Solutions, works-of-authorship, know-how, ideas or information, made or conceived or reduced to practice by ATS, Buyer or the parties jointly solely to the extent relating to ATS Solutions in the course of development under this Agreement. Buyer will have no right or license in the foregoing, except as expressly provided in this Agreement.

     8.4  Assignment. Buyer hereby makes any and all assignments of Intellectual
          ----------
Property Rights to ATS necessary to accomplish the ownership provision of
Section 8.2. In interpreting such ownership provision anything made or conceived or reduced to practice by an employee or contractor of Buyer in the course of performance under this Agreement will be deemed so made or conceived or reduced to practice by Buyer. Buyer represents, warrants and covenants that it has and will have appropriate agreements with all such employees and contractors necessary to fully effect the provisions of this Section. Buyer acknowledges and agrees that ATS has the exclusive rights to (i) evidence, record and perfect the assignment and (ii) apply for and obtain recordation of such proprietary right. At ATS' request, Buyer shall assist ATS in every proper way with respect to ATS' exercise of its aforementioned exclusive rights. In the event that ATS is unable for any reason whatsoever to secure Buyer's signature to any document it is entitled to under this Section, Buyer hereby irrevocably designates and appoints ATS and its duly authorized officers and agents, as its agents and attorneys-in-fact to act for and in its behalf and instead of Buyer, to execute and file any such document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Buyer.

     8.5  Prosecution of Patent Rights. As between the parties, ATS shall have
          ----------------------------
the exclusive right, at its sole cost and expense, to prepare, file, prosecute, and maintain throughout the world (and otherwise control the conduct of any proceedings before any patent official or patent office) with respect to ATS Patent Rights and any other Patent rights assigned to ATS pursuant to Section
8.3 and Buyer shall provide all assistance as reasonably requested by ATS in relation thereto. Such cooperation includes, without limitation, (a) promptly executing all papers and instruments or requiring employees to execute such papers and instruments as reasonable and appropriate so as to enable ATS to prepare, file, prosecute, and maintain the ATS Patent Rights and any other Patent rights assigned to ATS hereunder in any country; and (b) promptly informing ATS of matters that may affect the preparation, filing, prosecution, or maintenance of any such Patent rights.

     8.6  Enforcement of Patent Rights. ATS, in the case of all ATS Patent
          ----------------------------
Rights and Patent rights assigned to ATS pursuant to Section 8.3, shall have the right, at its expense, to determine the appropriate course of action to enforce such rights or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce such rights, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to such rights. At ATS' request, Buyer shall fully cooperate with ATS in any action to enforce any such rights.

9.   REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION
     ----------------------------------------------------------

     9.1  Representations, Warranties and Covenants of ATS. ATS represents,
          ------------------------------------------------
warrants and covenants to Buyer as follows:

          9.1.1 Organization of ATS. ATS is a corporation duly organized,
                -------------------
validly existing and in good standing under the laws of Delaware with full corporate power and authority adequate for executing and delivering and performing its obligations under this Agreement;

          9.1.2 Authorization. The execution, delivery and performance of this
                -------------
Agreement have been duly authorized by all necessary corporate action on the part of ATS and this Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of ATS, enforceable against ATS in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors;

          9.1.3 Compliance With Other Agreements or Instruments. The execution,
                -----------------------------------------------
delivery and performance of this Agreement do not and will not conflict with or contravene any provision of the charter documents or by-laws of ATS or any material agreement, document, instrument, indenture or other obligation of ATS;

          9.1.4 Other Agreements. ATS shall not enter into any agreement, make
                ----------------
any commitment, take any action or fail to take any action that would contravene any material provision of this Agreement; 9.1.5 Intellectual Property Rights. To the best of ATS' knowledge, ATS has sufficient legal and/or beneficial title and ownership to the ATS Patent Rights to grant the License provided in Section 2 of this Agreement; and

          9.1.6 Grant of Rights. ATS has not, and shall not during the Contract
                ---------------
Term, grant any right to any third party which would violate the terms of or conflict with the rights granted to Buyer hereunder.

     9.2  Representations, Warranties and Covenants of Buyer. Buyer represents,
          --------------------------------------------------
warrants and covenants to ATS as follows:

          9.2.1 Organization. Buyer is a limited liability company duly
                ------------
organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority adequate for executing and delivering and performing its obligations under this Agreement;

          9.2.2 Authorization. The execution, delivery and performance of this
                -------------
Agreement have been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors;

          9.2.3 Compliance with Other Instruments. The execution, delivery and
                ---------------------------------
performance of this Agreement do not and will not conflict with or contravene any provision of the charter documents or by-laws of Buyer or any material agreement, document, instrument, indenture or other obligation of Buyer; and

          9.2.4 Other Agreements. Buyer shall not enter into any agreement, make
                ----------------
any commitment, take any action or fail to take any action that would contravene any material provisions of this Agreement.

     9.3  Limitation on Remedies. BUYER ACKNOWLEDGES THAT THE ATS SOLUTIONS (AND
          ----------------------
THE INTELLECTUAL PROPERTY RIGHTS OF ATS RELATING THERETO) IS LICENSED AND SOLD TO BUYER "AS IS" AND ATS EXPRESSLY DISCLAIMS AND HEREBY WAIVES, RELEASES AND RENOUNCES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE ATS SOLUTIONS AND THE UNDERLYING INTELLECTUAL PROPERTY RIGHTS OF ATS, INCLUDING, WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ATS DISCLAIMS ALL WARRANTIES OF ANY NATURE, EXPRESS OR IMPLIED.

     9.4  ATS Indemnification. ATS shall indemnify Buyer against any and all
          -------------------
liability, damages, cost and expenses, including reasonable attorneys' fees made against or sustained by Buyer arising from the death of, or bodily injury to, any person directly on account of the use of any ATS Solutions (provided that any death or bodily injury is caused by effects of the ATS Solution and not by the Skin Treatment System for which Buyer has the duty to indemnify ATS pursuant to Section 9.5 below), and any reasonable ATS-approved out-of-pocket costs to Buyer of the recall of any ATS Solution (collectively "Buyer Losses") to the extent such Buyer Losses are finally determined by a court of competent jurisdiction or by specific reference in a settlement of litigation consented to by ATS in writing pursuant to Section 9.7 to have been caused by ATS' gross negligence or willful misconduct.

     9.5  Buyer Indemnification. Buyer shall indemnify ATS against any and all
          ---------------------
liability, damages, cost and expenses, including reasonable attorneys' fees made against or sustained by ATS arising from the death of, or bodily injury to, any person on account of the use of the Skin Treatment System (collectively "ATS Losses") to the extent such ATS Losses are finally determined by a court of competent jurisdiction or by specific reference in a settlement of litigation consented to by Buyer pursuant to Section 9.7 to have been caused by (a) Buyer's gross negligence or willful misconduct or (b) Buyer's (or its direct or indirect distributors') failure to properly disclaim to their customers all warranties and liabilities on behalf of ATS to the same extent as disclaimed herein.

     9.6  Limitations to Indemnity. The indemnities of Sections 9.4 and 9.5
          ------------------------
shall not apply (i) if the indemnified party fails to give the indemnifying party prompt notice of any claim it receives and such failure materially prejudices the indemnifying party, or (ii) unless the indemnifying party is given the opportunity to approve any settlement, which approval shall not be unreasonably withheld. Furthermore, the indemnifying party shall not be liable for attorneys' fees or expenses of litigation of the indemnified party unless the indemnified party gives the indemnifying party the opportunity to assume control of the defense or settlement. In addition, if the indemnifying party assumes such control, it shall only be responsible for the legal fees and litigation expenses of the attorneys it designates to assume control of the litigation, provided, however, that in the event of a conflict of interest between the indemnifying party and the indemnified party, the indemnified party shall be permitted to retain separate counsel acceptable to and at the expense of the indemnifying party, if, upon request of the indemnifying party, it first delivers to the indemnifying party a legal opinion prepared by counsel acceptable to the indemnifying party, which counsel shall not be affiliated or have been previously retained by the indemnified party or any of its Affiliates, concluding that there is a conflict of interest sufficient to warrant the retention of separate counsel. In no event shall the indemnifying party assume control of the defense of the indemnified party without the consent of the indemnified party (which consent shall be given or not at its sole discretion).

     9.7  Settlement. In no event shall the indemnified party be entitled to
          ----------
settle any of the above-mentioned claims without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

     9.8  Insurance. Buyer shall procure, and at all times during the Contract
          ---------
Term and for a period of three (3) years after the expiration or termination hereof, maintain in full force and effect liability insurance coverage of at least $3,000,000 per occurrence. Such insurance shall be designed to cover any and all of ATS Losses for which indemnification is provided by Section 9.5 above. Buyer, upon the request of ATS, will provide ATS appropriate certificates of insurance evidencing the insurance required under this Section 9.8.

10.  RIGHT OF FIRST NEGOTIATION FOR NEW MATERIALS.
     --------------------------------------------

     During the Contract Term, in the event ATS completes development of any new materials (not to include any ATS Inventions which are subject to other terms and conditions in this Agreement, including without limitation Section 2.4) that could be used as an aqueous substitute for treatments with the Skin Treatment System to be exploited solely in the Marketplace by Buyer as determined by ATS, ATS shall promptly notify Buyer in writing under duties and terms of confidentiality and offer to Buyer the right of first negotiation to negotiate with ATS a definitive agreement to obtain a license to such newly developed materials (including any Intellectual Property Rights of ATS associated therewith) and/or to have ATS supply such newly developed materials to Buyer ("Right of First Negotiation"). Such notice shall describe in reasonable detail the nature of such newly developed materials. Buyer shall have a period of thirty (30) days from receipt of ATS' notice to determine whether it desires to exercise its Right of First Negotiation. In the event Buyer desires to exercise its Right of First Negotiation, it shall notify ATS in writing and the parties shall promptly negotiate in good faith definitive agreements for the license and/or the supply of such newly developed nutrient solution. In the event definitive agreements have not been entered into by the parties within ninety (90) days of ATS' receipt of Buyer's notification of its exercise of its Right of First Negotiation, ATS shall be free to enter into negotiations with another party without any further obligation to Buyer.

11.  MISCELLANEOUS
     -------------

     11.1 Entire Agreement. This Agreement contains the entire agreement of the
          ----------------
parties regarding the subject matter hereof and supersedes all prior agreements, understandings and negotiations regarding the same. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both parties. Furthermore, it is the intention of the parties that this Agreement be controlling over additional or different terms of any order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments shall be effective only if made by non-pre-printed agreements clearly understood by both parties to be an amendment or waiver.

     11.2 Assignability. This Agreement may be assigned by ATS. However, this
          -------------
Agreement may not be assigned by Buyer, including assignments made to an entity which acquires substantially all of Buyer's stock or assets or business to which this Agreement relates, without the prior consent of ATS not to be unreasonably withheld (and any attempt to do so will be void).

     11.3 Severability. If any provision of this Agreement shall be held illegal
          ------------
or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

     11.4 Further Assurances. Each party hereto agrees to execute, acknowledge
          ------------------
and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     11.5 Use of Party's Name. Except as otherwise expressly provided herein, no
          -------------------
right, express or implied, is granted by this Agreement to either party to use in any manner the name of the other or any other trade name or trademark of the other in connection with the performance of this Agreement.

     11.6 Notice and Reports. All notices, consents or approvals required by
          ------------------
this Agreement shall be in writing sent by internationally recognized overnight carrier or by facsimile to the parties at the following addresses or such other addresses as may be designated in writing by the respective parties:

         To ATS:                    Advanced Tissue Sciences, Inc.
                                    10933 North Torrey Pines Road
                                    La Jolla, CA 92037
                                    Attn:  [**                     ]
                                    Facsimile:  [**           ]

         With a copy to:            Brobeck, Phleger & Harrison LLP
                                    12390 El Camino Real
                                    San Diego, CA 92130
                                    Attn:  [**                 ]
                                    Facsimile:  [**           ]

         To Buyer:                  AQ TechSystems. LLC
                                    1490 Vistazo West
                                    Tiburon CA 94920
                                    Attn:  [**             ]
                                    Facsimile:  [**           ]
         With a copy to:
                                    -----------------------------------
                                    -----------------------------------
                                    -----------------------------------

Notices shall be deemed effective one day following delivery to such overnight courier or by facsimile.

     11.7 Relationships of the Parties. Both parties are independent contractors
          ----------------------------
under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute ATS and Buyer as partners, agents or joint venturers with respect to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

     11.8 Waiver. The waiver by either party of a breach of any provisions
          ------
contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

     11.9 Applicable Law. This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the state of California without regard to the conflicts of laws provisions thereof. The exclusive jurisdiction and venue of any action with respect to this Agreement shall be the state or federal courts located within the state of California and each of the parties hereto submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action. Service of process in any such action may be effected in the manner provided in Section 11.6 for delivery of notices. The prevailing party in any legal action to enforce or interpret this Agreement shall be entitled to reasonable costs and attorney's fees.

     11.10 Captions. Paragraph captions are inserted for convenience only and in
           --------
no way are to construed to define, limit or affect the construction or interpretation hereof.

     11.11 Force Majeure. A party shall not be liable for nonperformance or
           -------------
delay in performance (other than of obligations regarding confidentiality) caused by any event reasonably beyond the control of such party including, without limitation, wars, hostilities, revolutions, riots, civil commotion, national emergency, strikes, lockouts, unavailability of supplies, epidemics, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency.

     11.12 Export Control. Buyer agrees to comply with all applicable export
           --------------
laws, restrictions and regulations of the U.S. Department of Commerce, the U.S. Department of Treasury and any other United States or foreign agency or authority. Buyer will not export or re-export, or allow the export or reexport of any ATS Solutions (or technical data or information related thereto) or any direct product thereof in violation of any such restrictions, laws or regulations, or, without all necessary licenses and approvals, to any country to which such export or reexport is prohibited, including, without limitation, export or re-export to or any country subject to U.S. trade embargoes, or to any party on the U.S. Export Administration Table of Denial Orders or the U.S. Department of Treasury List of Specialty Designated Nationals, or to any prohibited destination in any of the Country Groups specified in the then current Supplement No. 1 to Port 740 or the Commerce Control List specified in the then current Supplement No. 1 to part 738 of the U.S. Export Administration Regulations (or any successor supplement or regulations). Buyer shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the U.S. of the ATS Solutions to any location in compliance with all applicable laws and regulations.

     11.13 Basis of Bargain. EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY
           ----------------
DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.



                [Remainder of This Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

                                       ADVANCED TISSUE SCIENCES, INC.

                                       By: /s/ Gail K. Naughton
                                          --------------------------------

                                       Title:  President
                                             -----------------------------

                                       Print Name: Gail K. Naughton
                                                  ------------------------



                                       AQ TechSystems, LLC

                                       By: /s/  John H. Shadduck
                                          --------------------------------

                                       Title:  Manager

                                       Print Name: John H. Shadduck
                                                  ------------------------

                                    EXHIBIT A

                                  ATS SOLUTIONS
                                  -------------


o    The Basic Solution is a byproduct of the ATS manufacturing process
     comprised of [**                                   ] and generally
     containing the following:

         [**









































                     ]

o    The Enhanced Solution is a byproduct of the ATS manufacturing process
     comprised of [**                          ] and generally containing at
     least the following:

         [**









































                     ]

                                    EXHIBIT B

                              Skin Treatment System
                              ---------------------


U.S. Patent No. 6,299,620 issued October 9, 2001 titled "Instruments and Techniques for Inducing Neocollagenesis in Skin Treatments."

U.S. Patent Application Ser. No.: 09/475,480 filed December 30, 1999 (Docket No. S-ECI-007) titled "Instruments and Techniques for Inducing Neocollagenesis in Skin Treatments."

U.S. Patent Application Ser. No.: 09/753,922 filed January 2, 2001 (Docket No. S-ECI-010A) titled "Instruments and Techniques for Inducing Neocollagenesis in Skin Treatments" which claims priority from Provisional U.S. Patent Application Ser. No.: 06/174,300 filed January 3, 2000 (Docket No. S-ECI-010) having the same title.

U.S. Patent Application Ser. No.: 09/648,025 filed August 25, 2000 (Docket No. S-ECI-005A) titled "Instruments and Techniques for Controlled Removal of Epidermal Layers" which claims priority from Provisional U.S. Patent Application Ser. No.: 60/150,782 filed August 26, 1999 (Docket No. S-ECI-005) having the same title.

Provisional U.S. Patent Application Ser. No.: 60/337,326 filed December 4, 2001 (Docket No. S-ECI-025) titled "Instruments and Techniques for Inducing Neocollagenesis in Skin Treatments".

                                    EXHIBIT C

                                    ATS MARKS
                                    ---------


Trademarks claimed or applied for - not yet registered.


                  NouriCel

                  NouriCel MD

                  NouriCel Spa

                  BioNuvia

                                   EXHIBIT 1.2

                                ATS PATENT RIGHTS
                                -----------------


US Patent Application Serial No. 09/313,538, by Naughton et al., entitled "Conditioned Cell Medium Compositions and Methods of Use"; filed May 14, 1999.

International Patent Application No. PCT/US00/13016, entitled "Conditioned Cell Medium Compositions and Methods of Use"; filed May 12, 2000 (Designating all countries, including the US).


                                     1.2-1